Exhibit 10.5

GUARANTY

This Guaranty (“Guaranty”) is given as of December 10, 2025 by LUMENT FINANCE TRUST, INC., a Maryland corporation, having its principal place of business at 230 Park Avenue, 20th Floor, New York, NY 10169 (the “Guarantor”) in favor of NORTHEAST BANK, a banking corporation organized under the laws of the State of Maine (hereinafter called the “Bank”).

Simultaneously with the execution and delivery hereof, pursuant to the terms of a Loan Agreement of even date herewith (the “Loan Agreement”) by and among LCMT NPL WAREHOUSE, LLC, a Delaware limited liability company (the “Parent Borrower”), the REO Entities that are or may be a party thereto (the REO Entities, together with the Parent Borrower, individually and collectively, jointly and severally, the “Borrower”), the Guarantor and the Bank, the Bank may make loans (collectively the “Loan”) to the Borrower, which Loan is secured by, among other things, a Security Agreement, of even date herewith entered into by Parent Borrower in favor of the Bank. Guarantor has a direct or indirect ownership interest in each Borrower, and will directly benefit from the Loan. Any capitalized term not defined in this Guaranty has the meaning given to such term in the Loan Agreement.

As a condition to entering into the Loan Agreement, the Bank has required the Guarantor to indemnify the Bank from and against losses arising out of certain actions or inactions on the part of the Borrower or the Guarantor (each, a “Related Party”) as set forth below, and to guaranty payment to the Bank of the Guaranteed Obligations in the event of the occurrence of certain events set forth below.

Guarantor acknowledges that the Bank is entering into the Loan Agreement in reliance upon the agreements of the Guarantor set forth herein.

In order to induce the Bank to make the Loan to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.            Guaranty and Agreement to be Primarily Obligated. Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to Bank and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.

2.            Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all of the Guarantor’s obligations and liabilities pursuant to this Section 2 upon the occurrence of a Guaranty Event or a Trigger Event, as applicable (each as defined below):

a.            Guarantor hereby assumes liability as a primary obligor for, hereby unconditionally, jointly and severally, guarantees payment to Bank of, hereby agrees to pay, protect, defend and save Bank harmless from and against, and hereby indemnifies Bank from and against, and to pay and fully compensate Bank for, any and all claims, suits, liabilities, actions, proceedings, obligations, debts, demands, causes of action, damages, actual out-of-pocket losses, fines, penalties, charges, fees, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses), judgments, awards and amounts paid in settlement of whatever kind or nature (including, without limitation, court costs, reasonable attorneys’ fees and expenses and other costs of defense) incurred or suffered by, or asserted against, Bank to the extent arising out of or in connection with any of the following (hereunder a “Guaranty Event”):

i.	any fraud, willful misconduct, gross negligence, or intentional misrepresentation by a Related Party in connection with the Loan, the Loan Documents, and/or any Collateral Asset Documents;

ii.	intentional physical waste of any Collateral securing the payment and performance of the Loan committed or expressly permitted via an intentional act or intentional omission by a Related Party;

iii.	a Related Party’s or Servicer’s, as applicable, misapplication, misappropriation, or conversion of any funds in violation of the Loan Documents, including, without limitation, payments made by Account Debtor, rents or other gross revenue, security deposits, reserves, insurance proceeds, condemnation awards or other payments with respect to the Collateral;

iv.	(a) failure of Borrower to procure insurance in respect of the Mortgaged Property if the Account Debtor fails to maintain the insurance required by the Collateral Asset Documents as required under the Loan Documents or (b) failure of REO Entity to maintain and pay, as applicable, insurance premiums and insurance in respect of the REO Property as required under the Loan Documents to the extent there are sufficient revenues from the REO Property available to pay the same;

v.	(a) failure of Borrower to pay any real estate taxes or assessments due with respect to the Mortgaged Property to the extent both (y) the Account Debtor fails to pay the same under the Collateral Asset Documents and (z) such failure results in governmental action to enforce rights via tax taking, tax sale or similar, or (b) failure of REO Entity to pay any real estate taxes or assessments due with respect to the REO Property to the extent there are sufficient revenues from the REO Property available to pay the same;

vi.	there is a grant of an unauthorized lien on any Collateral or any part thereof in violation of the Loan Documents;

vii.	the failure of Parent Borrower or REO Entity to be, and at all times to have been a Special Purpose Entity (for the avoidance of doubt, the recourse described in this clause shall not preclude recourse for a substantive consolidation described below);

viii.	the failure of Borrower to (i) provide copies of material notices received relative to the Collateral Asset to Bank in violation of the Loan Agreement or (ii) obtain Bank’s prior written consent prior to commencing any remedial actions or workout to the extent expressly required pursuant to the Loan Documents;

ix.	the violation of any of the terms, obligations, covenants or conditions set forth in the second sentence of Section 5.09(a) [Disposition of Collateral; Modification of Collateral] of the Loan Agreement, Section 5.11 [Environmental Indemnity] of the Loan Agreement, or Section 5.27 [Participations] of the Loan Agreement;

x.	the failure of Borrower or REO Entity to transfer control of any reserves, advance deposits, security deposits or any other deposit accounts maintained or collected by Borrower in accordance with the Collateral Asset Documents or the Loan Documents, to Bank upon a foreclosure of the Collateral or action in lieu thereof, except to the extent any such reserves and deposits were applied in accordance with the terms and provisions of the applicable Collateral Asset Documents, if applicable; for the avoidance of doubt, the foregoing shall include any reserves or escrows funded (or purported to be funded) by the Collateral Asset loan proceeds even if such reserves or escrows, as applicable, were not actually funded into an account by Borrower (e.g., an unfunded interest reserve or unfunded escrow);

xi.	any litigation or other legal proceeding related to the Obligations and/or the Loan filed by a Related Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of the Bank to exercise its rights and remedies under the Loan Documents; provided, however, that no liability shall accrue in connection with a Related Parties good faith, bona fide defense of any improper exercise by the Bank of its rights under the Loan Documents;

xii.	any criminal acts that results in the seizure or forfeiture of the Collateral or any portion thereof, by or at the instruction of a Related Party; and/or

xiii.	except as set forth in Section 2(ii)(1) below, a Transfer occurs in violation of the Loan Documents.

b.	Upon the occurrence of a Trigger Event (as defined hereunder), and notwithstanding the provisions set forth above, Guarantor hereby acknowledges and agrees that Guarantor shall be fully and personally liable for the full amount of the Loan (and each Advance) and the timely satisfaction of all of the Obligations under the Loan Documents, each as the same may be hereafter amended, modified, extended, renewed or recast, including, but not limited to the payment of the entire amount of all then outstanding principal balance of the Loan, together with interest and other charges thereon as provided for in the Loan Documents, and all of the Bank’s fees, costs, expenses and attorneys’ fees in connection with such Obligations. As used herein, the term “Trigger Event” shall mean and refer to the occurrence of any of the following events:

i.	a Change of Control occurs in violation of the Loan Documents;

ii.	a Conversion occurs without the satisfaction of the Conversion Conditions;

iii.	the violation of any of the terms, obligations, covenants or conditions set forth in the first sentence of Section 5.09(a) [Disposition of Collateral; Modification of Collateral] of the Loan Agreement;

iv.	Parent Borrower or REO Entity fails to be, and to at all times have been, a Special Purpose Entity, which failure results in the substantive consolidation of Parent Borrower or REO Entity, on the one hand, with any Affiliate, on the other hand, in a bankruptcy or other similar proceeding;

v.	a Related Party files a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

vi.	an Affiliate, member, manager, or representative which controls, directly or indirectly, Borrower, REO Entity or Guarantor files, or joins in the filing of, an involuntary petition against a Related Party under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against a Related Party from any person;

vii.	a Related Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against a Related Party, by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any person;

viii.	a Related Party or any Affiliate, member, manager, or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for all or any portion of the Collateral (other than in connection with a Foreclosure Action with respect to such Collateral made in accordance with the Loan Documents) by any person other than the Bank;

ix.	a Related Party makes an assignment for the benefit of creditors (other than Bank) or admits in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; and/or

x.	a Related Party contests or opposes any motion made by the Bank to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving a Related Party.

c.	All sums payable to Bank under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense, without further notice, against Guarantor hereunder, without proceeding against the Borrower or any other person or other Collateral for the obligations secured by this Guaranty.

d.	Guarantor hereby agrees to indemnify, defend and save harmless Bank from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including attorneys’ fees and disbursements, which Bank may suffer or which otherwise may arise by reason of the failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Bank prior or subsequent to Bank’s declaring the principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable.

e.	Guarantor agrees that no portion of any sums applied, from time to time, in reduction of the Loan shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Loan has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Loan to be deemed satisfied.

f.	Notwithstanding anything to the contrary in any of the Loan Documents, Bank shall not be deemed to have waived any right which Bank may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the bankruptcy code to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the Obligations owing to Bank in accordance with the Loan Documents.

g.	This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Guaranteed Obligations and the obligations of Borrower.

2.	Waivers. Guarantor hereby waives and relinquishes to the fullest extent now or hereafter not prohibited by applicable law:

i.              all suretyship defenses and defenses in the nature thereof;

ii.             any right or claim of right to cause a marshalling of the assets of Borrower or of any Collateral, or to cause Bank to proceed against any of the other security for the Guaranteed Obligations or the obligations of Borrower before proceeding under this Guaranty against Guarantor, or, if there shall be more than one Guarantor, to require Bank to proceed against any other Guarantor or any of Guarantors in any particular order;

iii.            all rights and remedies, including, but not limited to, any rights of subrogation, contribution, reimbursement, exoneration or indemnification pursuant to any agreement, express or implied, or now or hereafter accorded by applicable law to indemnitors, guarantors, sureties or accommodation parties; provided, however, unless Bank otherwise expressly agrees in writing, such waiver by any particular Guarantor shall not be effective to the extent that by virtue thereof such Guarantor’s liability under this Guaranty or under any other Loan Document is rendered invalid, voidable, or unenforceable under any applicable state or federal law dealing with the recovery or avoidance of so-called preferences or fraudulent transfers or conveyances or otherwise;

iv.            notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance, nonobservance or default, or other proof or notice of demand whereby to charge Guarantor therefor;

v.             the pleading of any Statute of Limitations as a defense to Guarantor’s obligations hereunder; and

vi.            the right to a trial by jury in any matter related to this Guaranty.

GUARANTOR AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER IS GIVEN AS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS GUARANTY AND TO MAKE THE LOAN.

In addition to the foregoing, Guarantor hereby: (a) waives notice of any extension, modification, refunding, amendment, addition or supplement to, deletion or departure from, or breach of any of the terms of this Guaranty or the other Loan Documents or any other agreement that may be made relating hereto or thereto; (b) waives notice of the occurrence of any default hereunder or the occurrence of any default or Event of Default under any of the Loan Documents, any compromise, release, consent, or other action or inaction with respect to the collateral granted to Bank under any of the Loan Documents or any of the terms and provisions of the Loan Documents; (c) waives notice with respect to any exercise or non-exercise by Bank, or any right, power, or remedy under or in respect of the Loan Documents or any security, lien, deposit, pledge, or guaranty held in connection with the liabilities of Borrower under the Loan Documents; and (d) waives any defense based upon an election of remedies by Bank whether or not the right of Guarantor to proceed against Borrower for reimbursement is affected.

3.            Cumulative Rights. Bank’s rights under this Guaranty shall be in addition to and not in limitation of all of the rights and remedies of Bank under the Loan Documents. All rights and remedies of Bank shall be cumulative and may be exercised in such manner and combination as Bank may determine.

4.            No Impairment. The liability of Guarantor hereunder shall in no way be limited or impaired by, and Guarantor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Bank by Borrower or any other Guarantor or any person who succeeds the Borrower. In addition, the liability of Guarantor under this Guaranty and the other Loan Documents shall in no way be limited or impaired by:

i.              any extensions of time for performance required by any of the Loan Documents;

ii.             any amendment to or modification of any of the Loan Documents;

iii.            any sale or assignment of the Loan or any sale, assignment, transfer, exchange or foreclosure of any Collateral;

iv.            the accuracy or inaccuracy of any of the representations or warranties made by or on behalf of Borrower or Guarantor, under any Loan Document or otherwise;

v.             the release of Borrower or any other person or entity, from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Bank’s voluntary act, or otherwise;

vi.            the filing of any bankruptcy or reorganization proceeding by or against Borrower or any subsequent owner of the Collateral;

vii.           the release or substitution in whole or part of any collateral or security for the obligations or the Guaranteed Obligations;

viii.          Bank’s failure to perfect, protect, secure, or insure any security interest or lien given as security for the Obligations;

ix.            the release of any other party now or hereafter liable upon or in respect of this Guaranty or any of the other Loan Documents; or

x.             the invalidity or unenforceability of all or any portion of any of the Loan Documents as to Borrower or any other person or entity.

Any of the foregoing may be accomplished with or without notice to Borrower or any Guarantor and with or without consideration.

5.            Delay Not Waiver. No delay on Bank’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Bank in any instance shall constitute a waiver in any other instance.

6.            Warranties and Representations. Guarantor warrants and represents to Bank for the express purpose of inducing Bank to enter into the Loan Agreement, to accept this Guaranty, and to otherwise complete the transactions contemplated by the Loan Agreement that as of the date of this Guaranty and at all times thereafter until the Loan is repaid and all Guaranteed Obligations to Bank have been satisfied in full, as follows:

i.              Incorporation by Reference. Each warranty and representation made by Guarantor herein or in the Loan Agreement is true, accurate and complete and is incorporated herein by reference;

ii.             Existence and Power. Guarantor is a corporation duly organized, validly existing and in good standing, if applicable, under the laws of the state of its organization and duly licensed or qualified to transact business as a limited partnership in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, and has all requisite power and authority to own its property and carry on its business. Guarantor has all requisite power and authority to execute and deliver and to perform all of its obligations under the Guaranty.

iii.            Authorization. The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all requisite action on its part and does not and shall not (a) require any consent or approval of any person or governmental authority, (b) violate any law, rule, regulation, order, writ, injunction or decree or the organizational documents of Guarantor, (c) result in a breach of or constitute a default under any contract, agreement or other writing to which Guarantor is a party or by which it or any of its property may be bound or affected, or (d) result in, or require the creation or imposition of, any mortgage, security interest or other interest, encumbrance, claim or charge of any nature, except in favor of the Bank.

iv.            Financial Information. True and complete copies of the financial statements of Guarantor have been delivered to Bank and each of the same are true, accurate and complete and fairly present Guarantor’s financial condition as of the dates thereof and no material and adverse change has occurred in Guarantor’s financial condition or business since the respective dates thereof; and each financial statement of Guarantor submitted in the future shall be true, accurate and complete and shall fairly present Guarantor’s financial condition as of the dates thereof;

v.             No Violation. The payment and performance by Guarantor of Guarantor’s obligations under the Loan Agreement and this Guaranty do not and shall not constitute a violation of any law, order, regulation, contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s property may be bound;

vi.            No Litigation. There is no material litigation now pending or, to the best of Guarantor’s knowledge threatened in writing, against Guarantor which, if adversely decided would materially impair the ability of Guarantor to pay and perform Guarantor’s obligations under this Guaranty or the Loan Agreement.

vii.           Taxes. Guarantor has filed all required income and other material tax returns, has paid all due and payable taxes, assessments and other governmental charges levied or imposed upon it or upon any of its income or profits or upon any of its property.

viii.          Solvency. Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty. Guarantor is not contemplating either the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor’s property, and Guarantor has no knowledge of any such petition or proceeding being filed against Guarantor.

ix.            Material Economic Benefit. The granting of the Loan to Borrower will constitute a material economic benefit to Guarantor.

7.            Notices. Any notice or other communication in connection with this Guaranty shall be in writing and (i) deposited in the United States mail, postage prepaid by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, addressed as follows:

If to Guarantor:

Lument Finance Trust, Inc.

c/o Lument Investment Management

10 W. Broad Street, 8th Floor

Columbus, Ohio 43215

Attention: Legal Department

Email: generalcounsel@lument.com

with copies by regular mail or such hand delivery to:

Dechert LLP

300 S Tryon St #800

Charlotte, NC 28202

Attention: John Timperio

Email: John.Timperio@dechert.com

and

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention: Jonathan Gaynor

Email: Jonathan.Gaynor@dechert.com

If to Bank:

Northeast Bank
One Marina Park Dr., Floor 8

Boston, Massachusetts 02210

Attention: Legal Department

with copies by regular mail or such hand delivery to:

Riemer & Braunstein LLP

100 Cambridge Street, 22nd Floor

Boston, Massachusetts 02114

Attention: Michael G. Weinstein, Esq.

Any such addressee may change its address for such notices to any other address in the United States as such addressee shall have specified by written notice given as set forth above.

All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of post-mark, or (ii) if hand delivered by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day at the specified address, or (iii) if so mailed, on the date of actual receipt (or tender of delivery) as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt.

8.            No Oral Change. No provision of this Guaranty may be changed, waived, discharged, or terminated orally (in person or by telephone) or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

9.            Parties Bound; Benefit. This Guaranty shall be binding upon Guarantor and Guarantor’s successors, assigns, and personal representatives and shall be for the benefit of Bank, and of any subsequent holder of Bank’s interest in the Loan and of any owner of a participation interest therein. In the event the interest of Bank under the Loan Documents is sold or transferred, then the liability of the Guarantor to Bank shall then be in favor of both Bank originally named herein and each subsequent holder of Bank’s interest therein, to the extent of their respective interests. The Bank may at any time and from time to time, without consent of or notice to the Guarantor, without incurring responsibility to the Guarantor, without releasing, impairing or affecting the liability of the Guarantor hereunder, upon or without any terms or conditions, and in whole or in part: (1) sell, pledge, surrender, compromise, settle, release, renew, subordinate, extend, alter, substitute, exchange, change, modify or otherwise dispose of or deal with in any manner and in any order any Obligations, any evidence thereof, or any security or other guaranty therefor; (2) accept any security for or other guarantor of any Obligations; (3) fail, neglect or omit to obtain, realize upon or protect any Obligations or any security therefor, to exercise any lien upon or right to any money, credit or property toward the liquidation of the Obligations, or to exercise any other right against the Borrower or the Guarantor, any other guarantor or any other person; and (4) apply any payments and credits to the Obligations in any manner and in any order. No act, omission or thing, except full payment and discharge of the Obligations, which but for this provision could act as a release or impairment of the liability of the Guarantor hereunder, shall in any way release, impair or otherwise affect the liability of the Guarantor hereunder, and the Guarantor waives any and all defenses of the Borrower pertaining to the Obligations, any evidence thereof, and any security therefor, except the defense of discharge by payment.

10.           Joint and Several. If there is more than one (1) Guarantor, the obligations of each Guarantor and such Guarantor’s respective successors, assigns, heirs and personal representatives shall be and remain joint and several. Each reference to Guarantor shall include each Guarantor separately as well as all Guarantors collectively.

11.          Partial Invalidity. Each of the provisions hereof shall be enforceable against Guarantor to the fullest extent now or hereafter not prohibited by applicable law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

12.           Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law. It is understood and agreed that this Guaranty and all of the other Loan Documents were negotiated, executed and delivered in the State of New York which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

13.           Consent to Jurisdiction. Guarantor hereby irrevocably submits to the nonexclusive personal jurisdiction of any New York State Court or any Federal Court sitting in New York over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor hereby agrees and consents that in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal Court sitting in New York may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address indicated in Section 7 above and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

14.           Financial Statements and Reports. Guarantor shall keep adequate records and books of account in accordance with generally acceptable accounting principles. Guarantor shall furnish or cause to be furnished to Bank from time to time, the financial statements and reports and other information, as set forth in the Loan Agreement:

15.           Additional Covenant of the Guarantors. Guarantor shall pay, perform, observe and comply with all of the obligations, terms, covenants and conditions set forth in this Guaranty and the other Loan Documents to which Guarantor is a party and by any provisions of the Loan Agreement specifically applicable to Guarantor.

16.           Subordination.

16.1.        Except as may be otherwise specifically provided for in the Loan Agreement, any indebtedness of Borrower to Guarantor, or to any affiliated entity, now or hereafter existing together with any interest thereon shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior, full and Non-Contestable Payment and satisfaction of all obligations of Borrower to the Bank under the Loan Agreement, the Note, and the other Loan Documents. Payment and satisfaction of obligations shall be deemed “Non-Contestable Payment” only upon such payment and satisfaction and the expiration of all periods of time within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer in respect of payments received by Bank as to the Obligations could be filed or asserted with: (A) no such claim having been filed or asserted, or (B) if so filed or asserted, the final, nonappealable decision of a court of competent jurisdiction denying the claim or assertion.

16.2.        Except as may be otherwise specifically provided for in the Loan Agreement, at all times until the full and Non-Contestable Payment and satisfaction of the Obligations of Borrower to Bank with respect to the Loan (and including interest accruing on the Note after the commencement of a case by or against Borrower under the Bankruptcy Code now or hereafter in effect, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor or any affiliated entity notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code, as now or hereafter in effect, generally), Guarantor, and each affiliated entity, agrees not to accept any payment or satisfaction for any kind of indebtedness of Borrower to Guarantor, or any affiliated entity and hereby assigns such indebtedness to Bank including, but not limited to, the right to file proofs of claim and to vote thereon in connection with any such case under the Bankruptcy Code, as now or hereafter in effect, and the right to vote on any plan of reorganization.

16.3.        Any security interest, lien or charge on the Collateral, all rights therein and thereto, and on the revenue and income to be realized therefrom, which Guarantor, or any affiliated entity, may have or obtain as security for any loans, advances, indebtedness or costs in connection with the Collateral, or otherwise, shall be, and such mortgage, security interest, lien or charge hereby is, subordinated to the mortgage and to the full and Non-Contestable Payment and satisfaction of all Obligations of Borrower to the Bank under the Loan Agreement, the Note and the other Loan Documents.

17.           Setoff. Guarantor hereby grants to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of Guarantor, now or hereafter in the possession, custody, safekeeping or control of Bank, or in transit to it. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

18.           Legal Fees, Costs and Expenses. Guarantor further agrees to pay upon demand all costs and expenses incurred by Bank or its successors or assigns in connection with enforcing any of the rights or remedies of Bank, or such successors or assigns, under or with respect to this Guaranty including, but not limited to, reasonable, out-of-pocket attorneys’ fees and the reasonable expenses and disbursements of such attorneys. Any such amounts which are not paid within five (5) Business Days of demand therefor shall bear interest at the Default Rate from the date of demand until paid.

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IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

GUARANTOR:

LUMENT FINANCE TRUST, INC., a Maryland corporation

By:	/s/ James A. Briggs
	Name:	James A. Briggs
	Title:	Chief Financial Officer

[Signature page to Guaranty]